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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
US SEARCH.COM INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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5401 Beethoven Street
Los Angeles, CA 90066

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON July 25, 2001

TO THE STOCKHOLDERS OF US SEARCH.COM INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of US Search.com Inc., a Delaware corporation (the "Company"), will be held on Tuesday, July 25, 2001 at 3:30 p.m. local time at the Marina del Rey Hotel, 13534 Bali Way, Marina del Rey, CA 90292 for the following purposes:

  1.
  To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 150,000,000.

  2.
  To elect one Common Stock director to hold office until the 2004 Annual Meeting of Stockholders.

  3.
  To elect one Preferred Stock director to hold office until the 2004 Annual Meeting of Stockholders.

  4.
  To approve an amendment to the Company's Amended and Restated 1998 Stock Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 7,500,000 shares.

  5.
  To approve an amendment to the Company's 1999 Directors Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.

  6.
  To ratify the selection of PricewaterhouseCoopers, LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

  7.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on June 6, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                        By Order of the Board of Directors

                        Karol Pollock
                         Secretary

Los Angeles, California
June 11, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

5401 Beethoven Street
Los Angeles, CA 90066

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

July 25, 2001

INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed proxy is solicited on behalf of the Board of Directors of US Search.com Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on July 25, 2001, at 3:30 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Marina del Rey Hotel, 13534 Bali Way, Marina del Rey, CA 90292. The Company intends to mail this proxy statement and accompanying proxy card on or about June   , 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

    Only holders of record of Common Stock and Series A-1 Convertible Preferred Stock at the close of business on June 6, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on June 6, 2001 the Company had outstanding and entitled to vote 17,937,988 shares of Common Stock and 203,113 shares of Series A-1 Convertible Preferred Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Each holder of record of Series A-1 Convertible Preferred Stock on such date will be entitled to cast one vote for each vote that such holder would be entitled to cast had such holder converted its Series A-1 Preferred Stock into shares of Common Stock as of the date immediately prior to the record date. The proposals to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock require the approval of the holders of Common Stock and Series A-1 Convertible Preferred Stock, voting together as a single class, and the approval of the holders of Common Stock, voting as a single class. The election of a Common Stock Director requires the approval of the holders of Common Stock and Series A-1 Convertible Preferred Stock, voting together as a single class. The election of a

Preferred Stock Director requires the approval of the holders of Series A-1 Convertible Preferred Stock. The proposals to increase the number of shares available for issuance pursuant to the Company's Amended and Restated 1998 Stock Incentive Plan and the 1999 Directors Plan, and the proposal to ratify the selection of PricewaterhouseCoopers as the Company's independent auditors for the fiscal year ending December 31, 2001 each require the approval of the holders of Common Stock and Series A-1 Convertible Preferred Stock, voting together as a single class.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Voting Via the Internet

    You may vote your shares via the Internet at the following Web site: http://www.eproxy.com/srch/.

For Shares Registered in the Name of a Broker or Bank

    A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that also offer Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares via the Internet at ADP Investor Communication Services' voting Web site (www.proxyvote.com).

General Information for All Shares Voted Via the Internet

    Votes submitted via the Internet must be received by 12:00 p.m., Pacific Daylight Time on July 20, 2001. Submitting your proxy via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

    The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Revocability of Proxies

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 5401 Beethoven Street, Los Angeles, CA 90066, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 31, 2001. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must do so no later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

TO APPROVE AN AMENDMENT TO THE COMPANY'S
CERTIFICATE OF INCORPORATION TO INCREASE THE
AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

Introduction

    On September 7, 2000, the Company's Board of Directors amended the Company's Amended and Restated 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares of Common Stock issuable pursuant to the 1998 Plan from 5,500,650 to 12,000,650 and amended its 2000 Stock Incentive Plan (the "2000 Plan") to increase the number of shares of Common Stock issuable pursuant to the 2000 Plan from 2,000,000 to 3,000,000.

    On September 7, 2000 we sold 100,000 newly-issued shares of our Series A Convertible Preferred Stock (the "Series A Preferred") to Pequot Private Equity Fund II, L.P., a Delaware limited partnership ("Pequot") for an aggregate purchase price of $10 million and issued to Pequot a warrant to purchase up to 75,000 additional shares of Series A Convertible Preferred Stock (the "Series A Warrant") pursuant to a Purchase Agreement, dated as of September 7, 2000, by and between us and Pequot (the "Series A Purchase Agreement").

    On June 5, 2001 we issued to Pequot 203,113 shares of our newly-issued Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred") and a warrant to purchase an additional 5,000 shares of Series A-1 Preferred (the "Series A-1 Warrant"). The Series A-1 Preferred and the Series A-1 Warrant were issued pursuant to a Preferred Stock Exchange and Purchase Agreement by and between us and Pequot (the "Series A-1 Purchase Agreement"). The Series A-1 Convertible Preferred Stock has a stated value of $100 per share and is convertible into Common Stock at $0.48237 per share.

    Pursuant to the Series A-1 Purchase Agreement, Pequot exchanged the Series A Preferred it purchased in September 2000, delivered to us for cancellation the Series A Warrant, and converted two promissory notes bearing interest at an annual rate of 7% in the aggregate amount of $10.15 million that were executed in exchange for the receipt of $10 million in cash and the forgiveness of $150,000 then owed to Pequot.

    In connection with the transactions contemplated by the Series A-1 Purchase Agreement, we agreed to present to our stockholders a proposal to increase our authorized Common Stock to allow fully the conversion of the Series A-1 Preferred and the exercise of options which may be issued pursuant to our existing options plans.

The Proposed Amendment to the Company's Certificate of Incorporation

    The Certificate of Incorporation of the Company currently authorizes the issuance of up to 40,000,000 shares of Common Stock of the Company. Of such 40,000,000 presently authorized shares of Common Stock, 17,937,988 shares were issued and outstanding on the record date for the 2001 Annual Meeting of Stockholders (the "Record Date"). In addition, an aggregate of 17,068,023 shares of Common Stock have been reserved for issuance as of the Record Date under outstanding options and warrants to purchase Common Stock of the Company. The remaining 4,993,989 shares of Common Stock have been reserved for issuance upon conversion of Series A-1 Convertible Preferred Stock.

    The Certificate of Incorporation of the Company does not currently authorize a sufficient number of shares of Common Stock to allow fully the conversion of the Series A-1 Preferred and the Series A-1 Convertible Preferred Stock issuable upon exercise of the Series A-1 Warrant, to allow fully the issuance of shares pursuant to the 1998 Plan and the 2000 Plan and to allow fully the issuance of shares upon exercise of other outstanding options and warrants of the Company. A vote for the proposed amendment to the Company's Certificate of Incorporation will approve an increase in the number of authorized shares of Common Stock of the Company from 40,000,000 to 150,000,000. Upon adoption of the proposed amendment to the Company's Certificate of Incorporation, the Company will prepare and file an amendment to the Certificate of Incorporation in the form attached as "Exhibit A" hereto.

Background of the Pequot Investment and the Proposed Amendment to the Company's Certificate of Incorporation

    In the spring of 2000, access to the equity capital markets for technology companies, particularly internet electronic commerce companies, unexpectedly worsened, and, as a result, the Company's ability to raise funds through public offerings of its common stock was severely restricted. In the summer of 2000 it became apparent that the Company's inability to raise public equity capital could result in a liquidity crisis and its Board of Directors was concerned that it would not be able to continue to operate as a going concern without a significant private investment. The net revenue of the Company for the six months ended June 30, 2000 was $13,368,000, and the net loss of the Company for the six months ended June 30, 2000 was $15,679,000. At that time, the Board of Directors of the Company considered all of the Company's options, including seeking the protection of the bankruptcy laws, severely downsizing the Company's operations and operating as a much smaller company, or seeking an equity investment to allow the Company to restructure its operations to effect cost savings. The Board of Directors determined that the last course of action was the course most likely to maximize stockholder value.

    On September 7, 2000 the Company sold 100,000 newly-issued shares of Series A Convertible Preferred Stock to Pequot for an aggregate purchase price of $10 million and issued to Pequot the Series A Warrant pursuant to the Series A Purchase Agreement. Pequot also agreed to purchase an additional 100,000 shares of Series A Convertible Preferred Stock of the Company if certain conditions set forth in the Series A Purchase Agreement, including performance criteria of the Registrant, were satisfied, for an additional purchase price of $10 million. The Series A Convertible Preferred Stock had a stated value of $100 per share and was convertible into Common Stock at $1.70 per share of Common Stock. Because The Kushner-Locke Company ("Kushner-Locke"), then our majority stockholder, and certain other significant stockholders certified their intention to vote in favor of the transaction, we obtained a waiver from the Nasdaq Stock Market of its requirement that we obtain stockholder approval for this transaction.

    In connection with the transactions contemplated by the Series A Purchase Agreement, Pequot purchased from Kushner-Locke, 3.5 million shares of Common Stock at a purchase price of $1.20 per share (the "Kushner-Locke Purchase"). Kushner-Locke also granted to Pequot a right of first refusal with respect to the remaining shares of Common Stock of the Company held by Kushner-Locke following the Kushner-Locke Purchase.

    In connection with the transactions contemplated by the Series A Purchase Agreement, the Company amended its Amended and Restated 1998 Stock Incentive Plan (the "1998 Plan") to increase the number of shares of Common Stock issuable pursuant to the 1998 Plan from 5,500,650 to 12,000,650 and amended its 2000 Stock Incentive Plan (the "2000 Plan") to increase the number of shares of Common Stock issuable pursuant to the 2000 Plan from 2,000,000 to 3,000,000. In lieu of receiving cash incentive bonuses for the year 2000, certain executive officers of the Company agreed to receive options under the 1998 Plan or the 2000 Plan in an amount calculated at three shares for every dollar such executive officer otherwise would have been entitled to receive as a cash incentive bonus for the year 2000.

    During the fall of 2000, the Company aggressively restructured its operations to attempt to control costs. Despite the Company's attempts to build its asset base, it fell out of compliance with the net tangible assets maintenance criteria for the Nasdaq National Market System and, in November 2000, it received a notice from the Nasdaq Stock Market, Inc. ("Nasdaq") that it was not in compliance with, among other things, the requirement that it maintain a certain minimum level of net tangible assets to remain listed on the Nasdaq National Market System. Because the Board of Directors felt it to be in the best interests of the stockholders to protect its listing on the Nasdaq National Market System, it became necessary for the Company to adjust the terms of Pequot's equity investment in the Company to satisfy the net tangible assets maintenance criteria of the Nasdaq National Market System.

    In November 2000, The Nasdaq Stock Market Inc. ("Nasdaq") notified the Company that it was not in compliance with the net tangible assets maintenance criteria for continued listing on the Nasdaq National Market System. To achieve compliance with the net tangible assets maintenance criteria for continued listing on the Nasdaq National Market System, the Company negotiated with Pequot the exchange in a private placement transaction of the Series A Shares and the Series A Warrant for a new series of preferred stock with terms satisfying the Nasdaq net tangible assets maintenance criteria. Because this proposed transaction would ultimately involve the issuance by the Company of securities convertible into or exercisable for the Company's Common Stock equal to 20% or more of the Common Stock or voting power outstanding before the issuance and could result in a change of control of the Company, under Marketplace Rules 4350(i)(1)(B) and 4350 (i)(1)(D) of the Nasdaq Stock Market, the Company was required to obtain stockholder approval for this transaction, unless the Company was able to make a successful application to Nasdaq for an exception to this requirement.

    On March 13, 2001, the Company applied to Nasdaq for an exception (the "Nasdaq Waiver") to the stockholder approval requirement by showing that two of the Company's stockholders holding approximately 54% of the outstanding Common Stock of the Company would vote in favor of the proposed transaction if the Company were to hold a stockholders' meeting, thus assuring stockholder approval of the transaction. To provide the Company with working capital during the process of obtaining the Nasdaq Waiver, Pequot advanced $10 million in cash to the Company and forgave $150,000 owed to Pequot in exchange for promissory notes of the Company in the aggregate principal amount of $10.15 million (the "Notes"), each bearing interest at an annual rate of 7.0%. On May 1, 2001, Nasdaq approved the Company's application for an exception to the requirement to hold a stockholders' meeting.

    On June 5, 2001 we issued to Pequot 203,113 shares of Series A-1 Preferred and the Series A-1 Warrant pursuant to the Series A-1 Purchase Agreement. The purpose of this transaction was, among other things, to maintain compliance with the net tangible assets maintenance criteria of the Nasdaq National Market System. The Series A-1 Convertible Preferred Stock has a stated value of $100 per share and is convertible into Common Stock at $0.48237 per share. Pursuant to the Series A-1 Agreement, Pequot exchanged the Series A Preferred it purchased in September 2000, delivered to us for cancellation the Series A Warrant, and converted the Notes.

Terms of the Series A-1 Convertible Preferred Stock

    Rank.  For dividends or distribution of assets upon liquidation, dissolution or winding up of the Company, the Series A-1 Preferred ranks senior to each other class or series of preferred stock and prior to the common stock and all subsequently issued classes and series of capital stock.

    Dividends.  From the date of original issuance of the Series A-1 Convertible Preferred Stock through June 5, 2004, the holders of such preferred stock, in preference to the holders of shares of any class or series of capital stock of the Company with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors of the Company, non-cumulative cash dividends at an annual rate of 6%. After June 5, 2004, the holders of Series A-1 Convertible Preferred Stock shall receive cumulative dividends at an annual rate of 6%, which dividends shall be paid quarterly in the form of additional shares of Series A-1 Convertible Preferred Stock or cash at the Company's election. In addition, in the event any dividends are declared with respect to the Common Stock of the Company, the holders of Series A-1 Convertible Preferred Stock shall be entitled to receive as additional dividends an amount equal to the amount of dividends that each such holder would have received had the Series A-1 Convertible Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend.

    Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A-1 Convertible Preferred Stock shall be entitled to receive out of the assets of the Company an amount in cash or stock at the Company's discretion equal to $100 per share of Series A-1 Convertible Preferred Stock plus an amount equal to all declared and unpaid and any accrued and unpaid dividends through the date of the distribution before any payment is made or assets distributed to the holders of any class or series of the Common Stock of the Company or any other class or series of the Company's capital stock ranking junior to the Series A-1 Convertible Preferred Stock with respect to liquidation. The acquisition of the Company resulting in a transfer of more than 50% of the outstanding voting power of the Company or the sale of all or substantially all of the assets of the Company shall be treated as a liquidation of the Company unless the holders of a majority-in-interest of the Series A-1 Convertible Preferred Stock shall agree not to treat such event as a liquidation; provided, that the Company may elect to pay this amount, or the holders of Series A-1 Convertible Preferred Stock may elect to receive this amount, in shares of Common Stock of the Company.

    Optional Redemption.  At any time after September 7, 2005, the Company may, upon sixty (60) days written notice to the holders of the Series A-1 Preferred Stock, redeem all, but not less than all, of the then issued and outstanding shares of Series A-1 Preferred Stock for an amount equal to $103.00 per share of Series A-1 Preferred Stock, plus the amount of any accrued and unpaid dividends thereon (the "Optional Redemption Price").

    Voting Rights.  The holders of Series A-1 Convertible Preferred Stock shall be entitled to vote together with the holders of Common Stock on all maters submitted for a vote of the stockholders of the Company, including the election of directors. The holders of Series A-1 Convertible Preferred Stock shall also have the right, voting separately as a single class, to elect up to 2 members of the Board of Directors of the Company (the "Series A-1 Directors").

    If there shall occur certain material events with respect to the Company, including, among other events, the Company's failure to timely declare or pay the required dividends on the Series A-1 Convertible Preferred Stock, or any obligation of the Company, whether as principal, guarantor, surety or other obligor for the payment of indebtedness or borrowed money in excess of $5,000,000 becoming or being declared due and payable prior to the express maturity thereof and not being paid when due or within any grace period and such default remaining uncured for 15 days, the holders of Series A-1 Convertible Preferred Stock shall have the right, voting as a separate class, to elect a sufficient number of additional directors of the Company to such that the Series A-1 Directors constitute a majority of the Board of Directors of the Company. This right shall terminate upon the curing of the event which gave rise to it.

    Preemptive Rights.  In the event that the Company proposes to issue any shares of its Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in any transaction (other than certain specified exceptions) each holder of Series A-1 Convertible Preferred Stock shall have the right to purchase its pro rata amount of such shares (computed on an as-converted and fully diluted basis).

    Conversion.  The conversion price per share of the Series A-1 Convertible Preferred Stock shall be $0.48237, subject to adjustment under certain circumstances.

    Special Approval Rights.  As long as the Purchaser and/or its affiliates, in the aggregate, hold more than 25% of the Series A-1 Convertible Preferred Stock, the Company will not take certain actions without the consent of the Board of Directors and the consent of the Series A-1 Directors.

Vote Required

    Approval of the proposal to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock requires (i) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock and all outstanding shares of Series A-1 Convertible Preferred Stock, voting together as a single class, and (ii) the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock, voting as a separate class.

    Kushner-Locke and Pequot each have agreed to vote in favor of the proposal to amend the Certificate of Incorporation. Pequot holds 203,113 shares of Series A-1 Convertible Preferred Stock which, as of the Record Date, entitles Pequot to 42,107,303 votes on an as-converted basis, and also holds 3,500,000 shares of Common Stock. Kushner-Locke holds 6,108,080 shares of Common Stock. Accordingly, approval of the proposal to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock is assured.

Reasons for Increasing the Authorized Number of Shares of Common Stock

    Insufficient Authorized Shares.  The Certificate of Incorporation of the Company does not currently authorize a sufficient number of shares of Common Stock to allow fully the conversion of the proposed Series A-1 Convertible Preferred Stock and the Series A-1 Convertible Preferred Stock issuable upon exercise of the Series A-1 Warrant, to allow fully the issuance of shares pursuant to the 1998 Plan and the 2000 Plan and to allow fully the issuance of shares upon exercise of other outstanding options and warrants of the Company. A vote for the proposed amendment to the Company's Certificate of Incorporation will approve an increase in the number of authorized shares of Common Stock of the Company from 40,000,000 to 150,000,000.

    Agreement with Pequot.  In connection with the transactions contemplated by the Series A-1 Agreement, we agreed to present to our stockholders a proposal to increase our authorized Common Stock to allow fully the conversion of the Series A-1 Convertible Preferred Stock and the exercise of options which may be issued pursuant to our existing options plans.

PROPOSALS 2 AND 3

ELECTION OF DIRECTORS

    The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. The Certificate of Designations of the Series A-1 Convertible Preferred Stock provides that the holders of Series A-1 Convertible Preferred Stock shall have the right to elect two persons to the Board of Directors (the "Preferred Stock Directors"), provided Pequot and its affiliates continue to hold at least 17.5% of the Series A-1 Convertible Preferred Stock, or Common Stock issued upon conversion of such Series A-1 Convertible Preferred Stock, issued to it in June 2001. At such time as Pequot holds between 5% and 17.5% of the Series A-1 Convertible Preferred Stock, or Common Stock issued upon conversion of such Series A-1 Convertible Preferred Stock, issued to it in June 2001, the holders of Series A-1 Convertible Preferred Stock will have the right to elect one Preferred Stock Director. At such time as Pequot holds less than 5% of the Series A-1 Convertible Preferred Stock, or Common Stock issued upon conversion of such Series A-1 Convertible Preferred Stock, issued to it in June 2001, the holders of Series A-1 Convertible Preferred Stock will not have the right to elect any Preferred Stock Directors. The Certificate of Designations of the Series A-1 Convertible Preferred Stock provides that the Preferred Stock Directors will be divided among the three classes of existing directors (the "Common Stock Directors") as evenly as practicable. The initial Preferred Stock Directors, Lawrence J. Lenihan and Richard Heitzmann, were selected by Pequot and approved unanimously by the remaining directors. In addition, a vacancy on the Board, created by the resignation of Russell Pillar, was filled by Thomas Patterson who was approved unanimously by the remaining directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of seven members. There is one Common Stock Director and one Preferred Stock Director in the class whose term of office expires in 2001. The nominee for election to this class as a Common Stock Director, Mr. Thomas Patterson, is currently a director of the Company who was previously elected by the Board to fill a vacancy, and the nominee for election to this class as a Preferred Stock Director, Mr. Richard Heitzmann, is currently a director of the Company who was previously elected by the Board in connection with the investment by Pequot Private Equity Fund II, L.P. to fill a vacancy. If elected at the Annual Meeting, each of the nominees will serve until the 2004 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    The Common Stock Director is elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting. The ages of each person is given as of June 6, 2001

Nominees for Election for a Three-year Term Expiring at the 2004 Annual Meeting

Common Stock Director

  Thomas W. Patterson

    Thomas W. Patterson, 41, joined our Board in April 2001. Mr. Patterson has led the eCommerce transactions practice at KPMG Consulting, Inc. since 1999. In 1998 prior to joining KPMG in 1999, Mr. Patterson managed the Certificate Authority outsource company TradeWave and from 1996-1998 Mr. Patterson was Chief Strategist for electronic commerce at IBM. Mr. Patterson has served on a number of other companies' Board of Directors and has been an advisor to the White House, United States Congress, and the Departments of Defense, Treasury, Energy and Commerce.

Preferred Stock Director

  Richard R. Heitzmann

    Richard R. Heitzmann, 28, has served on our Board since September, 2000. Mr. Heitzmann joined Pequot Capital in 1999. During 1998, Mr. Heitzmann was with Nationsbanc Montgomery Securities in the Private Equity Group and during 1997, he was with Booz-Allen and Hamilton in the Financial Services and Healthcare Group. From 1994 to 1997, Mr. Heitzmann was involved in turnaround situations and distressed investing as a Financial Analyst and Associate at Houlihan Lokey Howard and Zukin. Mr. Heitzmann serves on a number of public and private companies' Board of Directors.

Mr. Heitzmann received his B.S. in Business Administration from Georgetown University and his M.B.A. from the Harvard Business School.

Vote Required

    The election of the Common Stock Director requires the affirmative vote of a majority of the votes entitled to be cast by the holders of Common Stock and Series A-1 Convertible Preferred Stock who are present (either in person or by proxy) at the Meeting, voting as a single class. The election of the Preferred Stock Director requires the affirmative vote of a majority of the votes entitled to be cast by the holders of Series A-1 Convertible Preferred Stock who are present (either in person or by proxy) at the Meeting.

    Kushner-Locke and Pequot each have agreed to vote in favor of the nominees for Common Stock Director and, if applicable, Preferred Stock Director. Pequot holds 203,113 shares of Series A-1 Convertible Preferred Stock which, as of the Record Date, entitles Pequot to 42,107,303 votes on an as-converted basis, and also holds 3,500,000 shares of Common Stock. Kushner-Locke holds 6,108,080 shares of Common Stock. Accordingly, the election of each of the nominees for Common Stock Director and Preferred Stock Director is assured.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2002 Annual Meeting

  Brent N. Cohen

    Brent N. Cohen, 42, has served as our President and Chief Executive Officer since February 2000. From October 1998 through January 2000, Mr. Cohen served on the advisory boards and board of directors of Interpacket Networks, X-Sides Corporation and Tag-It Pacific. He held no other employment during this time. From July 1987 through October 1998, Mr. Cohen held senior management positions with Packard Bell NEC (formerly Packard Bell Electronics), including Chief Operating Officer, Chief Financial Officer and President- Consumer and International. From January 1980 through December 1982 and from January 1985 through June 1987 Mr. Cohen held various management positions in both the consulting and auditing practice of Arthur Young & Company (now Ernst & Young). Mr. Cohen holds a Bachelor of Commerce degree, a Graduate Diploma in Accounting and an MBA from the University of Cape Town in South Africa. He is also a chartered accountant.

  Alan C. Mendelson

    Alan C. Mendelson, 53, has been a member of our Board of Directors since February 1999. Mr. Mendelson is a senior partner of Latham & Watkins and has been with the firm since May 2000. He was previously a partner of Cooley Godward LLP from 1973 until May 2000. Mr. Mendelson served as Managing Partner of Cooley Godward's Palo Alto office from May 1990 to March 1995 and November 1996 to September 1997. He served as Secretary and Acting General Counsel of Amgen, Inc. from April 1990 to April 1991 and as Acting General Counsel of Cadence Design Systems, Inc. from November 1995 to June 1996. Mr. Mendelson is a member of the board of directors of Aviron, Axys Pharmaceuticals, Inc., and Valentis, Inc. Mr. Mendelson received an A.B. in Political Science from the University of California, Berkeley and a J.D. from Harvard Law School.

  Peter Locke

    Peter Locke, 57, has served as one of the Company's directors since November 1997. From September 1998 to February 1999, Mr. Locke served as the Company's President. Mr. Locke co-founded The Kushner-Locke Company, a feature film and television production and distribution company, with Donald Kushner in 1983 and currently serves as its Co-Chairman and Co-Chief Executive Officer. The Kushner-Locke Company currently owns a controlling interest in the Company. Mr. Locke has served as executive producer on substantially all of Kushner-Locke's programming since its inception and has produced over 1,000 hours of film and television programming. Prior to 1983, Mr. Locke produced several prime-time television programs and independent feature films. Mr. Locke holds a B.A. from Syracuse University.

Directors Continuing in Office Until the 2003 Annual Meeting

  Harry B. Chandler

    Harry B. Chandler, 48, has served as one of the Company's directors since April 1999. Mr. Chandler has served as the Executive Vice President of Goto.com, a Pasadena company since March 1999. From April 1994 until March 1999, Mr. Chandler served as Director of New Business Development at the Los Angeles Times, where he was responsible for investments, acquisitions and operations of much of its Internet activities. From 1991 to 1994, Mr. Chandler served as founder and President of Dream City Films. Mr. Chandler holds a B.A. from Stanford University and attended UCLA Graduate School of Film/TV and Anderson School of Business.

  Lawrence J. Lenihan, Jr.

    Lawrence J. Lenihan, Jr., 36, has been a member of our Board of Directors since September 2000. Mr. Lenihan is a Managing Director and co-manager of the Pequot venture funds and the Pequot private equity funds. Along with Art Samberg and Jerry Poch, Mr. Lenihan is responsible for the growth and strategic direction of the venture capital team. Mr. Lenihan joined the Pequot Family of Funds in 1996 from Broadview Associates, L.L.C. where he was a principal. Mr. Lenihan brought more than 14 years of operating and transaction experience in the technology industry to Pequot. Mr. Lenihan graduated from Duke University with a B.S. in Electrical Engineering and earned his M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Board Committees and Meetings

    During the fiscal year ended December 31, 2000 the Board of Directors held meetings and acted by unanimous written consent nine times. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; outlines to the Board improvements made, or to be made, in internal accounting controls; and consults with the independent auditors and discusses with management the scope and quality of internal accounting and financial reporting controls in effect. The Audit Committee is currently composed of three independent non-employee directors: Messrs. Patterson, Chandler, and Mendelson. Prior to June 12, 2001, the Audit Committee consisted of Messrs. Heitzmann, Chandler and Mendelson. The Audit Committee met four times during the fiscal year ended December 31, 2000, and it did not act by unanimous written consent during the fiscal year ended December 31, 2000.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two non-employee directors: Messrs. Lenihan and Locke. The Compensation Committee met once during the fiscal year ended December 31, 2000, and acted by unanimous written consent once during the fiscal year ended December 31, 2000.

    During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

PROPOSAL 4

APPROVAL OF THE AMENDMENT TO THE AMENDED
AND RESTATED 1998 STOCK INCENTIVE PLAN

    In July 1998, the Board adopted, and the stockholders subsequently approved, the Company's 1998 Stock Incentive Plan ("1998 Plan"). In February 1999, the Board amended and restated the 1998 Plan, and the stockholders subsequently approved such amendment and restatement.

    In January, 2000, the Board amended the 1998 Plan, which amendment was subsequently approved by the stockholders, to increase the number of shares of Common Stock authorized for issuance under the 1998 Plan from a total of 2,600,650 shares to a total of 5,500,650 shares.

    In September 2000, in connection with the investment by Pequot, the Board amended the 1998 Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the 1998 Plan from a total of 5,500,650 shares to a total of 12,000,650 shares. The Board adopted this amendment in order to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board.

    As of December 31, 2000, 6,711,465 shares of Common Stock (plus any shares that might in the future be returned to the 1998 Plan as a result of cancellations or expiration of awards) remained available for future grant under the 1998 Plan. As of June 6, 2001, awards (net of canceled or expired awards) covering an aggregate of 11,574,752 shares of the Company's Common Stock had been granted under the 1998 Plan, which includes awards subject to stockholder approval of this Proposal to increase the number of shares reserved for issuance under the 1998 Plan.

    Stockholders are requested in this Proposal 4 to approve the amendment to the 1998 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 1998 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

    The essential features of the 1998 Plan are outlined below:

General

    The 1998 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock bonuses and restricted stock awards (collectively "awards"). Incentive stock options granted under the 1998 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1998 Plan are not intended to qualify as incentive stock options under the Code. Stock appreciation rights granted under the 1998 Plan may be concurrent rights or independent rights. See "Federal Income Tax Information" for a discussion of the tax treatment of awards. To date, the Company has granted only stock options under the Plan. A complete copy of the 1998 Plan, as amended, is attached hereto as Exhibit B.

Purpose

    The Board adopted the 1998 Plan to provide a means by which employees, directors and other persons who provide valuable services to the Company (collectively, "consultants") and its subsidiaries may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries. All of the approximately 160 employees of the Company and its subsidiaries are eligible to participate in the 1998 Plan.

Administration

    The Board administers the 1998 Plan. Subject to the provisions of the 1998 Plan, the Board has the power to construe and interpret the 1998 Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

    The Board has delegated administration of the 1998 Plan to the Compensation Committee of the Board. As used herein with respect to the 1998 Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

    The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be "outside directors." The 1998 Plan provides that, in the Board's discretion, the committee may consist solely of "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or a subsidiary receiving compensation for past services (other than benefits under a tax-qualified pension 1998 Plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise considered an "outside director" for purposes of Section 162(m). The definition of an "outside director" under Section 162(m) is generally narrower than the definition of a "non-employee director" under Rule 16b-3 of the Exchange Act.

Eligibility

    Incentive stock options and stock appreciation rights appurtenant thereto may be granted under the 1998 Plan only to employees (including officers and employee directors) of the Company and its subsidiaries. Employees (including officers and employee directors), directors, and consultants of both the Company and its subsidiaries are eligible to receive all other types of awards under the 1998 Plan. Approximately 190 officers, directors, employees and consultants are eligible to participate in the 1998 plan.

    No incentive stock option may be granted under the 1998 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 1998 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000.

    No person may be granted options and stock appreciation rights under the 1998 Plan exercisable for more than 4,000,000 shares of Common Stock during any calendar year ("Section 162(m) Limitation, as amended").

Stock Subject to the 1998 Plan

    Subject to this Proposal, an aggregate of 5,500,650 shares of Common Stock is reserved for issuance under the 1998 Plan. If awards granted under the 1998 Plan expire or otherwise terminate without being exercised, the shares of Common Stock not acquired pursuant to such awards will again become available for issuance under the 1998 Plan. If the Company reacquires unvested stock issued under the 1998 Plan, the reacquired stock will again become available for reissuance under the 1998 Plan for awards other than incentive stock options.

Terms of Options

    The following is a description of the permissible terms of options under the 1998 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    Exercise Price; Payment.  The exercise price of options granted under the 1998 Plan is determined by the Board, but, in the case of incentive stock options, may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." As of June 6, 2001, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $1.20 per share.

    The exercise price of options granted under the 1998 Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company or (ii) pursuant to a deferred payment arrangement.

    Repricing.  In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option will be deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

    Option Exercise.  Options granted under the 1998 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1998 Plan typically vest at the rate of one-fourth on each of the four anniversaries of the date of grant during the participant's employment by, or service as a director or consultant to, the Company or a subsidiary (collectively, "service"). Shares covered by options granted in the future under the 1998 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

    Term.  The maximum term of options under the 1998 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1998 Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within 12 months after termination of service due to disability, it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (iii) such termination is due to the participant's retirement and the option is a nonstatutory option, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; or (iv) the participant is discharged for cause, in which case the option shall terminate immediately upon such discharge.

Terms of Stock Bonuses and Restricted Stock Awards

    Payment.  The Board determines the purchase price under a restricted stock award agreement. The Board may award stock bonuses in consideration of past services without a purchase payment.

    The purchase price of stock acquired pursuant to a restricted stock award agreement under the 1998 Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

    Vesting.  Shares of stock sold or awarded under the 1998 Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the 1998 Plan.

    Restrictions on Transfer.  Rights under a stock bonus or restricted stock bonus agreement may not be transferred other than by will or the laws of descent or distribution except that shares underlying the awards may be transferred if all applicable restrictions have lapsed.

Stock Appreciation Rights

    The 1998 Plan authorizes two types of stock appreciation rights.

    Concurrent Stock Appreciation Rights.  Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The participant receives an appreciation distribution equal to the market price of the vested shares purchased under the option less the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights must be made in cash.

    Independent Stock Appreciation Rights.  Independent stock appreciation rights are granted independently of any option and entitle the participant to receive upon exercise an appreciation distribution equal to the market price of a number of shares equal to the number of share equivalents to which the participant is vested under the independent stock appreciation right less than fair market value of such number of shares of stock on the date of grant of the independent stock appreciation rights. Appreciation distributions payable upon exercise of independent stock appreciation rights may, at the Board's discretion, be made in cash, in shares of stock or a combination thereof.

Restrictions on Transfer

    The participant may not transfer an award otherwise than by will or by the laws of descent and distribution, except that shares underlying the awards may be transferred if all applicable restrictions have lapsed. During the lifetime of the participant, the award may be exercised only by the participant or the participant's personal representative in the event of the participant's disability or incompetence.

Adjustment Provisions

    Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares of Common Stock subject to the 1998 Plan and outstanding awards. In that event, the 1998 Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 1998 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Events

    The 1998 Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume awards outstanding under the 1998 Plan or substitute similar awards for those outstanding under the 1998 Plan. If any surviving corporation declines to assume awards outstanding under the 1998 Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated in full. An outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

    The Board may suspend or terminate the 1998 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1998 Plan will terminate on June 1, 2008.

    The Board may also amend the 1998 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1998 Plan to satisfy Section 422 of the Code, if applicable or Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the 1998 Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 1998 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Federal Income Tax Information

    Long-term capital gains currently are generally subject to lower tax rates than ordinary income or short-term capital gains. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate and short-term capital gains rate is effectively 39.6%. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    Incentive Stock Options.  Incentive stock options under the 1998 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

    If a participant holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

    Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

    To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    Nonstatutory Stock Options, Restricted Stock Awards and Stock Bonuses.  Nonstatutory stock options, restricted stock awards and stock bonuses granted under the 1998 Plan generally have the following federal income tax consequences:

    There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

    Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

    Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

    Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

New Plan Benefits

    The following table presents certain information with respect to options granted under the 1998 Plan as of June 6, 2001, subject to the stockholders' approval of Proposal 4 to amend the Amended and Restated 1998 Stock Incentive Plan to increase the total number of shares reserved for issuance, to (i) (a) the Company's Chief Executive Officer during the fiscal year ending December 31, 2000, and (b) its other four most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers"); (ii) all executive officers as a group; (iii) all non-executive officer employees as a group and (iv) all non-employee directors as a group.

Amended and Restated 1998 Stock Incentive Plan

Name and Position	Dollar Value(1)	Number of Shares Underlying Options Granted
Brent N. Cohen	$17,408,000	6,000,000
David Wachtel	$1,491,500	925,000
Jake Mendelsohn	$1,491,500	925,000
Mal Ransom	$377,500	600,000
Karol Pollock	$960,334	498,500
All Executive Officers as a Group (8 persons)	$22,339,500	10,148,500
All Non-Executive Officer Employees as a Group (36 persons)	$936,009	132,209
All Non-Employee Directors as a Group (6 persons)	$335,500	350,000

(1)
Exercise price multiplied by the number of shares underlying the option(s).

PROPOSAL 5

APPROVAL OF THE 1999 NON-EMPLOYEE DIRECTORS
STOCK OPTION PLAN, AS AMENDED

    In February, 1999 the Board adopted and the stockholders subsequently approved the 1999 Non-Employee Directors Stock Option Plan (the "1999 Directors Plan"). The Board initially authorized for issuance pursuant to the 1999 Directors Plan 317,373 shares of Common Stock. Under the 1999 Directors Plan, each non-employee director was automatically granted an option to purchase 35,364 shares of our Common Stock and each new non-employee director who is subsequently elected or appointed for the first time will automatically be granted an option to purchase 35,364 shares of Common Stock ("Initial Grants"). On the day prior to each annual meeting of our stockholders, commencing with the annual meeting in 2000, each non-employee director was granted an option to purchase 9,067 shares of Common Stock. In March, 2001, the Board approved an increase in the annual option grant to non-employee directors to 25,000 in lieu of cash compensation for Board meeting attendance. In April 2001, the Board amended the 1999 Directors Plan, subject to stockholder approval, to increase the number of shares of Common Stock authorized for issuance under the 1998 Plan from a total of 317,383 shares to a total of 817,383

    As of December 31, 2000, no shares of Common Stock (plus any shares that might in the future be returned to the 1999 Directors Plan as a result of cancellations or expiration of awards) remained available for future grant under the 1999 Directors Plan. As of June 6, 2001, awards (net of canceled or expired awards) covering an aggregate of 363,611 shares of the Company's Common Stock had been granted under the 1999 Directors Plan, which includes awards subject to stockholder approval of this Proposal to increase the number of shares reserved for issuance under the 1999 Directors Plan.

    Stockholders are requested in this Proposal 5 to approve the amendment to the 1999 Directors Plan. The affirmative vote of the holders of a majority of the shares of Common Stock and Series A Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amendment to the 1999 Directors Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 5.

    The essential features of the 1999 Directors Plan are outlined below:

General

    The 1999 Directors Plan provides for the grant of stock options that do not qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Stock options granted under the 1999 Directors Plan are not intended to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of awards.

Purpose

    The Board adopted the 1999 Directors Plan to provide a means by which non-employee directors, only, who provide valuable services to the Company and its subsidiaries may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries. Except for Mr. Cohen, all of the Directors, which currently includes six employee directors, are eligible to participate in the 1999 Directors Plan.

Administration

    The Board administers the 1999 Directors Plan. Subject to the provisions of the 1999 Directors Plan, the Board has the power to construe and interpret the 1999 Directors Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

    Options granted under the 1999 Directors Plan are granted at 100% of the fair market value of the common stock of US SEARCH on the date of grant. Options granted under the 1999 Directors Plan have a ten-year term and vest as follows: Initial Grants vest as to 1/3rd of the shares on each anniversary of the date of grant; Annual Grants vest as to 1/12th of the shares each month for 12 months after the date of the grant. In the even the services of a holder of an option under the 1999 Directors Plan are terminated, the holder may exercise his other options that have vested as of the termination date only within the period of time ending on the earlier of (1) the date 12 months (18 months if the termination is a result of the option holder's death) following the termination of the holder's services or (2) the expiration of the term of the option set fourth in the option agreement. All options granted under the 1999 Directors Plan are non-transferable.

    Upon a Change in Control of US SEARCH, all outstanding options under the 1999 Directors Plan shall be assumed by the surviving entity or the surviving entity shall substitute similar options for the outstanding options. If the surviving entity determines not to assume the outstanding options or substitute similar options therefor, then with respect to persons whose service with US SEARCH or an affiliate has not terminated prior to the Change in Control, the vesting of options shall accelerate and the options terminated if not exercised prior to the Change in Control. "Change in Control" means a sale of all or substantially all of the assets of US SEARCH, a merger or consolidation in which US SEARCH is not the surviving corporation or a reverse merger in which US SEARCH is the surviving corporation but the shares of our common stock outstanding immediately before the merger are converted by virtue of the merger into other property.

Terms of Options

    The following is a description of the permissible terms of options under the 1999 Directors Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    Exercise Price; Payment.  The exercise price of options granted under the 1999 Directors Plan is determined by the Board. If options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. As of April 23, 2001, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $0.55 per share.

    The exercise price of options granted under the 1999 Directors Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other Common Stock of the Company or (ii) pursuant to a deferred payment arrangement.

    Repricing.  In the event of a decline in the value of the Company's Common Stock, the Board has the authority to offer participants the opportunity to replace outstanding higher priced options with new lower priced options. To the extent required by Section 162(m) of the Code, a repriced option will be deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the Section 162(m) Limitation.

    Option Exercise.  Options granted under the 1999 Directors Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1999 Directors Plan typically vest at the rate of one-third on each of the three anniversaries of the date of grant during the participant's employment by, or service as a director or consultant to, the Company or a subsidiary (collectively, "service"). Shares covered by options granted in the future under the 1999 Directors Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned Common Stock of the Company or by a combination of these means.

    Term.  The maximum term of options under the 1999 Directors Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1999 Directors Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the Code), in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within 12 months after termination of service due to disability, it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 12 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; (iii) such termination is due to the participant's retirement and the option is a nonstatutory option, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; or (iv) the participant is discharged for cause, in which case the option shall terminate immediately upon such discharge.

Restrictions on Transfer

    The participant may not transfer an award otherwise than by will or by the laws of descent and distribution, except that shares underlying the awards may be transferred if all applicable restrictions have lapsed. During the lifetime of the participant, the award may be exercised only by the participant or the participant's personal representative in the event of the participant's disability or incompetence.

Adjustment Provisions

    Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the class and number of shares of Common Stock subject to the 1999 Directors Plan and outstanding awards. In that event, the 1999 Directors Plan will be appropriately adjusted as to the class and the maximum number of shares of Common Stock subject to the 1999 Directors Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the class, number of shares and price per share of Common Stock subject to such awards.

Effect of Certain Corporate Events

    The 1999 Directors Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of the Company, specified types of merger or other corporate reorganization ("change in control"), any surviving corporation will be required to either assume awards outstanding under the 1999 Directors Plan or substitute similar awards for those outstanding under the 1999 Directors Plan. If any surviving corporation declines to assume awards outstanding under the 1999 Directors Plan, or to substitute similar awards, then, with respect to participants whose service has not terminated, the vesting and the time during which such awards may be exercised will be accelerated in full. An outstanding award will terminate if the participant does not exercise it before a change in control. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

Duration, Amendment and Termination

    The Board may suspend or terminate the 1999 Directors Plan without stockholder approval or ratification at any time or from time to time.

    The Board may also amend the 1999 Directors Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1999 Directors Plan to satisfy Section 422 of the Code, if applicable or Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (ii) increase the number of shares reserved for issuance upon exercise of awards; or (iii) change any other provision of the 1999 Directors Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code or any securities exchange listing requirements. The Board may submit any other amendment to the 1999 Directors Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to

New Plan Benefits

    The following table presents certain information with respect to options granted under the 1999 Directors Plan as of June 6, 2001, subject to the stockholders' approval of Proposal 5 to approve the amendment to the 1999 Directors Plan, to the Company's Directors:

1999 Directors Plan

Name and Position	Dollar Value(1)	Number of Shares Underlying Options Granted
Peter Locke	$171,333	44,431
Donald Kushner	$171,333	44,431
Alan Mendelson	$171,333	44,431
Harry Chandler	$171,333	44,431
Nicholas Rockefeller	$171,333	44,431
Pequot Private Equity Fund II	$130,847	70,728
Thomas Patterson	$20,865	35,364

(1)
Exercise price multiplied by the number of shares underlying the option(s).

PROPOSAL 6

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected PricewaterhouseCoopers, LLP as the Company's independent auditors for the fiscal year ending December 31, 2001, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers, LLP has audited the Company's financial statements since 1995. Representatives of PricewaterhouseCoopers, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of PricewaterhouseCoopers, LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 6.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of June 6, 2001:

  •
  each stockholder who is known by us to own beneficially more than 5% of Company's common stock;

  •
  each of our Named Executive Officers;

  •
  each of our directors; and

  •
  all of our directors and executive officers as a group.

    Unless otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Company's common stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 17,937,988 shares of common stock outstanding as of June 6, 2001, together with options that are currently exercisable or exercisable within 60 days of June 6, 2001. In computing the number and percentage of shares beneficially owned by a person, shares of common stock subject to options currently exercisable, or exercisable within 60 days of June 6, 2001 are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

  Percent

	Shares Beneficially Owned (Including Shares Issuable Pursuant to Options Exercisable Within 60 days of June 6, 2001)
Name of Beneficial Owner**
	Number	Percent
Series A-1 Convertible Preferred Stock
Pequot Private Equity Fund II, L.P. 500 Nyala Farm Road Westport, CT 06880	203,113	100%
Common Stock
Pequot Private Equity Fund II, L.P.(1) 500 Nyala Farm Road Westport, CT. 06880	42,107,303	64.6%
The Kushner-Locke Company 11601 Wilshire Boulevard, 21st Floor Los Angeles, California 90025	6,108,080	9.4%
Brent N. Cohen(2)	1,735,333	2.7%
David Wachtel(3)	432,667	*
Jake Mendelsohn(4)	391,667	*
Karol Pollock(4)	248,244	*
Mal Ransom(5)	77,444	*
Peter Frank(4)	152,778	*
Richard R. Heitzmann(1)	42,107,303	64.6%
Lawrence J. Lenihan, Jr.(1)	42,107,303	64.6%
Peter Locke(6)	6,154,889	9.4%
Harry B. Chandler(4)	46,809	*
Alan C. Mendelson(4)	46,809	*
Thomas Patterson(4)	2,778	*
All executive officers and directors as a group (12 persons)	57,706,914	86.1%

*
Represents beneficial ownership of less than one percent of the common stock.

(1)
Consists of 3,500,000 shares of Common Stock, and 43,143,851 shares of Common Stock issuable upon conversion of Series A-1 Convertible Preferred Stock and 203,113 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock issuable upon exercise of currently outstanding warrants. Each of Messrs. Heitzmann and Lenihan are officers of an affiliate of Pequot Private Equity Fund 11, L.P. and, as such, may be deemed to have beneficial ownership of such shares.

(2)
Consists of 20,000 shares of Common Stock and options to purchase 1,715,333 shares of Common Stock which are exercisable within 60 days of June 6, 2001.

(3)
Consists of 1,000 shares of Common Stock and options to purchase 431,667 shares of Common Stock which are exercisable within 60 days of June 6, 2001.

(4)
Consists solely of options to purchase Common Stock exercisable within 60 days of June 6, 2001.

(5)
Consists of 8,000 shares of Common Stock and options to purchase 69,444 shares of Common Stock which are exercisable within 60 days of June 6, 2001

(6)
Consists of 6,108,080 shares of Common Stock held by The Kushner-Locke Company and options to purchase 46,809 held by Mr. Locke which are exercisable within 60 days of June 6, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation of Directors

    Each non-employee director of the Company receives stock option grants under the 1999 Non-Employee Directors Stock Option Plan (the "Directors Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors Plan. Options granted under the Directors Plan are intended by the Company not to qualify as incentive stock options under the Code.

    Option grants under the Directors Plan are non-discretionary. Each new non-employee director who is elected or appointed for the first time will automatically be granted an option to purchase 35,364 shares of common stock of the Company ("Initial Grants") On the day prior to each annual meeting of stockholders of the Company, each member of the Company's Board of Directors who is not an employee of the Company is automatically granted under the Directors Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 9,067 shares of Common Stock of the Company; provided, however, that if the person has not been serving as a non-employee director for the entire period since the preceding annual meeting of stockholders, then the number of shares of common stock subject to the option shall be reduced pro-rata for each full quarter prior to the date of grant during which the person did not serve as a non- employee director ("Annual Grants"). No other options may be granted at any time under the Directors Plan. The exercise price of options granted under the Directors Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors Plan have a term of ten years and vest as follows: Initial Grants vest as to 1/3rd of the shares on each anniversary of the date of grant; and Annual Grants vest as to 1/12th of the shares each month for 12 months after the date of grant. In the event the services of a holder of an option under the Director's Plan are terminated, the holder may exercise his or her options that have vested as of the termination date only within the period of time ending on the earlier of (1) the date 12 months (18 months if the termination is as a result of the option holder's death) following the termination of the holder's services or (2) the expiration of the term of the option as set forth in the option agreement. All options granted under the Directors Plan are non-transferable.

    In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, all outstanding options under the Directors Plan shall be assumed by the surviving entity or the surviving entity shall substitute similar options for the outstanding options. If the surviving entity determines not to assume the outstanding options or substitute similar options therefor, then with respect to persons whose services with the Company has not terminated prior to such change-in-control transaction, the vesting of the options shall accelerate and the options terminated if not exercised prior to such transaction.

    During the last fiscal year, the Company granted options covering 36,097 shares to each non-employee director of the Company, at an exercise price per share of $1 - 54. The fair market value of such Common Stock on the date of each grant was equal to the exercise price per share. As of June 6, 2001 no options had been exercised under the Directors Plan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Compensation

    The following table shows for the fiscal years ended December 31, 1999 and 2000, compensation awarded or paid to, or earned by: (i) the Company's Chief Executive Officer during the fiscal year ending December 31, 2000, and (ii) its other four most highly compensated executive officers at December 31, 2000 (the "Named Executive Officers") The agesof each person who is an executive officer of the Company as of June 6, 2001 are given":

Summary Compensation Table

		Annual Compensation				Long-term Compensation Awards
Name and Principal Position	Year(1)	Salary			Other Annual Compensation	Securities Underlying Options		All Other Compensation
C. Nicholas Keating, Jr., Former President and Chief Executive Officer and Former Director(1)	2000 1999 1998	$ $	20,833 225,962 —		$229,167 — —	— 569,459 —		$1,058,057 — —	(2)
Brent N. Cohen, President, 42, Chief Executive Officer and Chairman of the Board	2000 1999 1998		$359,846 — —	(3)	$9,600 — —	2,980,000 —	(4)	— —
Alan Mazursky, Former Vice President, Finance,	2000 1999 1998	$ $	169,803 85,887 —		— — —	— 50,000 —		— — —
Karol Pollock, General Counsel and Secretary, 48,	2000 1999 1998	$ $	167,019 34,375 —		— — —	248,500 50,000 —		— — —
William Langley, Former Chief Financial Officer(5)	2000 1999 1998	$ $	162,353 127,500 —		— — —	— 175,915 —		— — —
David Wachtel, , Chief Technology Officer(6)	2000 1999 1998		$152,500 — —		$5,000 — —	675,000 — —		— — —
Jake Mendelsohn, , Chief Information Officer(7)	2000 1999 1998		$158,653 — —		— — —	675,000 — —		— — —

(1)
Mr. Keating served as the President, Chief Executive Officer and a director of the Company from February 1999 through January 2000. Mr. Keating's employment was terminated effective January 31, 2000. In connection with such termination, Mr. Keating entered into a Separation Agreement with the Company providing for, among other things, the payment of $250,000 as severance over twelve (12) months and the pro-rata share of any bonus due for the period prior to the termination date, if any. In addition, any and all unvested shares subject to Mr. Keating's options vested in full as of February 1, 2000. The options held by Mr. Keating were either exercised on or before May 1, 2000 or have expired.

(2)
This amount represents compensation to Mr. Keating as a result of his exercise and sale of stock options.

(3)
Mr. Cohen became President and Chief Executive Officer of the Company on February 4, 2000. Mr. Cohen's annual salary is $400,000. See "Employment Agreements."

(4)
This includes 1,600,000 options awarded to Mr. Cohen pursuant to his employment agreement and 1,200,000 options granted in lieu of payment of cash bonus requirement of Mr. Cohen's employment agreement.

(5)
Mr. Langley resigned from his position as Chief Financial Officer effective September 30, 2000. Pursuant to an agreement with the Company, options held by Mr. Langley expire and will no longer be exercisable after June 28, 2001.

(6)
Mr. Wachtel joined the Company effective May 1, 2000. Mr. Wachtel's annual salary is $250,000.

(7)
Mr. Mendelsohn joined the Company May 1, 2000. Mr. Mendelsohn's annual salary is $250,000.

Stock Option Grants And Exercises

    The Company grants options to its executive officers under its Amended and Restated 1998 Stock Incentive Plan, as amended. Subject to the stockholders' approval of Proposal 4 to amend the 1998 Plan to increase the total number of shares reserved for issuance, as of June 6, 2001, options to purchase a total of 11,574,752 shares were outstanding under the 1998 Plan and options to purchase 425,898 shares remained available for grant thereunder.

    The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
% of Total Options Granted to Employees in 2000(1)
Number of Securities Underlying Options Granted
				Exercise Price Per Share(3)		Expiration Date
							5%	10%
Brent N. Cohen	1,600,000 1,200,000 180,000	29 22 3	% % %	$ $ $	8.375 1.844 1.5353	02/03/10 09/06/10 05/30/10	-0- -0- -0-	-0- -0- -0-
David Wachtel	300,000 375,000	6 7	% %	$ $	2.250 1.844	04/30/10 09/06/10	-0- -0-	-0- -0-
Jake Mendelsohn	300,000 375,000	6 7	% %	$ $	2.250 1.844	04/30/10 09/06/10	-0- -0-	-0- -0-
Mal Ransom	250,000	5%			$0.813	10/18/10	-0-	-0-
Karol Pollock	100,000 148,500	2 3	% %	$ $	1.540 1.844	05/30/10 09/16/10	-0- -0-	-0- -0-

(1)
Based on an aggregate of options to purchase 5,424,400 shares of common stock granted to employees of the Company pursuant to the 1998 Amended and Restated Plan during the fiscal year ending December 31, 2000, including the Named Executive Officers.

(2)
In order to comply with the rules of the Securities and Exchange Commission, the gains or "option spreads" that would exist for the respective options the Company has granted to the named executive officers are included. The Company calculates these gains based upon the closing price of our common stock on December 31, 2000 ($0.219) per share appreciating at 5% and 10% compounded annually from the date of the option grant until the termination date of the option. These gains do not represent the Company's estimate or projection of the future common stock price.

(3)
The exercise price was equal to the fair market value of the Company's common stock on the date of grant.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

					Value of In-the-Money Options at December 31, 2000
			Number of Securities Underlying Options at December 31, 2000
	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Brent Cohen	—	—	765,667	2,214,333	-0-	-0-
David Wachtel	—	—	182,500	492,500	-0-	-0-
Jake Mendelsohn	—	—	182,500	492,500	-0-	-0-
Mal Ransom	—	—	13,889	236,111	-0-	-0-
Karol Pollock	—	—	71,544	226,956	-0-	-0-

EMPLOYMENT, SEVERANCE, AND CHANGE OF CONTROL AGREEMENTS

    Brent N. Cohen entered into an at-will employment agreement with the Company effective February 2000 for the position of President and Chief Executive Officer, providing for, among other things, annual base compensation of $400,000, and stock options to purchase 1,600,000 shares of Common Stock at $8 3/8 per share, which options vest as follows: 160,000 shares on the date of grant, 160,000 shares six months after the date of grant; 680,000 in equal monthly installments for the next 30 months thereafter; an additional 300,000 shares will vest 3 years after the date of grant or when the closing price of the Company's stock equals or exceeds $15.00 per share for 20 consecutive days, whichever is earlier; and the final 300,000 shares will vest 3 years after the date of grant or when the closing price of the Company's stock equals or exceeds $25.00 per share for 20 consecutive days, whichever is earlier. In addition, Mr. Cohen's agreement provides that in the event of a change in control of the Company, any unvested shares subject to the option will vest immediately. In addition, the agreement provides that in the event of termination without cause during the first 12 months of employment, the Company shall pay 12 months of base salary as severance, a pro-rata share of any bonus due, and an additional 300,000 of unvested option shares shall immediately vest beyond that number of shares that have vested, or would have vested absent termination, as of February 2, 2001. In the event of termination without cause after the first 12 months of employment, the Company shall pay base salary for the remainder of the term of employment or 12 months, whichever is greater; any bonus for the remainder of the term of employment or 12 months, whichever is greater; and any unvested options shares shall vest immediately. In addition, the agreement provides that Mr. Cohen will be appointed Chairman of the Board on the first anniversary or when the closing price of the Company's stock exceeds $25.00 for 20 consecutive trading days, whichever is earlier.

    David Wachtel entered into an at-will employment agreement with the Company effective May 1, 2000 for the position of Chief Technology Officer, providing for, among other things, annual base compensation of $250,000, and stock options to purchase 300,000 shares of Common Stock at $2.250 per share, which options vest as follows: 30,000 shares on the date of grant, and the remaining 270,000 shares vest in equal monthly installments over the next 36 months. In addition, Mr. Wachtel's agreement provides that in the event of a change in control of the Company, any unvested shares subject to the option will vest immediately. In addition, the agreement provides that in the event of termination without cause, the Company shall pay 12 months of base salary as severance and a pro-rata share of any bonus due.

    Jake Mendelsohn entered into an at-will employment agreement with the Company effective May 1, 2000 for the position of Chief Information Officer, providing for, among other things, annual base compensation of $250,000, and stock options to purchase 300,000 shares of Common Stock at $2.250 per share, which options vest as follows: 30,000 shares on the date of grant, and the remaining 270,000 shares vest in equal monthly installments over the next 36 months. In addition, Mr. Mendelsohn's agreement provides that in the event of a change in control of the Company, any unvested shares subject to the option will vest immediately. In addition, the agreement provides that in the event of termination without cause, the Company shall pay 12 months of base salary as severance and a pro-rata share of any bonus due.

    Mal Ransom entered into an at-will employment agreement with the Company effective October 10, 2000 for the position of Executive Vice President, Sales and Business Development, providing for, among other things, annual base compensation of $225,000, and stock options to purchase 250,000 shares of Common Stock at $0.813 per share, which options vest in equal monthly installments over 36 months. In addition, the agreement provides that in the event of termination without cause, the Company shall pay 3 months of base salary as severance and a pro-rata share of any bonus due.

REPORT OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION(1)

     The Compensation Committee of the Board of Directors (the "Committee") is composed of two or more non-employee directors. The Committee is responsible for determining salaries, incentive compensation, and awarding stock options for our employees and officers and establish policies governing our stock programs. The Committee met once during the fiscal year ended December 31, 2000. The determination of executive compensation, stock options grants and compensation policies for the year ended December 31, 2000 was made by the Company's Board of Directors.

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Policy

    The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and award the highest quality officers and key employees. The key elements of this policy are:

  •
  The Company pays competitively with leading providers of Internet based products and services with which the Company competes for talent.

  •
  The Company provides significant equity-based incentives for executives and employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees and to emphasize the link between executive incentives and the creation of stockholder value as measured by the equity markets.

  •
  The Company awards executives and key employees who contribute to the Company's progress and long-term success.

Base Salary and Long-Term Incentives for Executives

    The compensation policies of the Board with respect to executive officers, including the CEO, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

    The Company's former CEO, C. Nicholas Keating, and three of the other executive officers were hired in 1999 and prior to the Company's IPO which was completed in June 1999. Each of these officers entered into employment agreements after arms length negotiations with the Board of Directors. Each executive's annual base compensation, stock option grant, vesting and severance provisions under the employment agreements was established by the Board based on the determination of several factors, including, executive's prior experience, levels of responsibility, competitive pay practices and the necessity to attract qualified executives that could contribute to the Company's progress and long-term success.

    In general, the annual base compensation and stock options awarded to executive officers in 1999 were not determined by the Company's achievement of specific corporate performance criteria but rather a subjective evaluation of the executive's ability to contribute to the Company's success especially as the Company prepared for and completed its initial public offering and planned for the expansion of its operations and infrastructure. In awarding stock options, the Board considered each executive's prior experience, overall ability to contribute to the Company's long-term success, officer retention, and the total number of stock options to be awarded. In general, payment of bonuses is based on performance and attainment of specific corporate goals. In 1999, no bonuses were awarded to executive officers.

    Brent N. Cohen was hired in February 2000 to serve as the Company's new President and Chief Executive Officer. In connection with Mr. Cohen's employment, the Company's Board of Directors negotiated an employment agreement that provides for, among other things, annual base compensation of $400,000 and stock options to purchase 1,600,000 shares of Common Stock at the exercise per share of $8 3/8. The substantial majority of the stock options granted to Mr. Cohen, 1,440,000 shares, are subject to vesting over a period of three years from the date of the grant. Notwithstanding the vesting period, if the Company's common stock price equals or exceeds $15 per share for 20 consecutive days, 300,000 shares under the option will be immediately vested. An additional 300,000 shares under the option will be immediately vested if the Company's common stock price equals or exceeds $25 per share for 20 consecutive days.

    In negotiating Mr. Cohen's employment agreement and establishing the compensation amounts and stock grants, the Board took into account (i) Mr. Cohen's significant and broad-based experience in the computer and consumer technology industry; (ii) the scope of Mr. Cohen's responsibility and the Board's confidence in Mr. Cohen's ability to manage the expansion and growth of the Company's services and product offerings especially those intended for the corporate and professional markets; (iii) the need to attract a seasoned executive that could manage the Company's operational activities as a public company; and (iv) close alignment of Mr. Cohen's compensation package, stock awards and related vesting to creation of stockholder value and increases in the Company's stock price.

    Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain named executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its named executive officers shall be designed to qualify as "performance-based compensation."

                      The Compensation Committee
                      of the Board of Directors:

                      Lawrence J. Lenihan, Peter Locke and Thomas Patterson

Compensation Committee Interlocks and Insider Participation

    N/A

REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS*

     The Audit Committee of our Board of Directors is composed of three independent directors as required by the listing standards of the Nasdaq. The Audit Committee operates under a written charter adopted by the Board of Directors (attached as Exhibit C). Until June 12, 2001, the Audit Committee consisted of Richard Heitzmann, Alan C. Mendelson and Harry Chandler. After we issued Series A-1 Preferred Stock to Pequot Private Equity Fund II, L.P. ("PPEII") on June 5, 2001, Mr. Heitzmann was no longer an "independent director" for purposes of applicable Nasdaq Rules and Regulations because he is employed by an affiliate of PPEII, our largest stockholder. Messrs. Mendelson and Chandler are both "independent directors" under the applicable Nasdaq Rules and Regulations. Because the Nasdaq Rules and Regulations require the Company to maintain an Audit Committee comprised solely of independent directors from and after June 14, 2001, effective June 12, 2001, Mr.Patterson, who qualifies as an "independent director" under the applicable Nasdaq Rules and Regulations, replaced Mr. Heitzmann on the Audit Committee. The actions taken by the Audit Committee discussed below were taken by Messrs. Heitzmann, Mendelson and Chandler.

*
Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee of our Board of Directors shall not be incorporated by reference into any such filing and shall not otherwise be deemed filed under either act.

    Our management has the primary responsibility for the Company's financial statements, as well as its financial reporting process, principles and internal controls. Our independent accountants have the primary responsibility for performing an independent audit of our financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted auditing standards and to issue a report on its audit. The role of the Audit Committee is to monitor and oversee these processes on behalf of the Board of Directors. In addition, the Audit Committee recommends to the Board of Directors the selection of our independent accountants.

    In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2000 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

    In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

    Submitted on June 6, 2001 by the members of the Audit Committee of the Company's Board of Directors.

                      Audit Committee:

                      Richard Heitzmann
                      Alan C. Mendelson
                      Harry Chandler

Fees Paid to Independent Auditor

    The fees paid to PricewaterhouseCoopers LLP, the Company's independent auditor, during the 2000 fiscal year are as follows:

Fees Paid

Audit, Tax Preparation and Offering Fees	$149,150
Financial Systems and Implementation Services	0
All Other Fees	60,216

Total Fees Paid in 2000	$209,366

    The Audit Committee of our Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Performance Measurement Comparison(1)

    The following graph shows the total stockholder return of an investment of $100 in cash on June 25, 1999 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Chase H&Q Internet 100 Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
AMONG US SEARCH.COM, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H & Q INTERNET INDEX

*
$100 invested on 6/25/99 in stock or index, including reinvestment of dividends. Fiscal year ending December 31. (1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN TRANSACTIONS

    On September 7, 2000 we sold 100,000 newly-issued shares of our Series A Convertible Preferred Stock (the "Series A Preferred") to Pequot Private Equity Fund II, L.P., a Delaware limited partnership ("Pequot") for an aggregate purchase price of $10 million and issued to Pequot a warrant to purchase up to 75,000 additional shares of Series A Convertible Preferred Stock (the "Series A Warrant") pursuant to a Purchase Agreement, dated as of September 7, 2000, by and between us and Pequot (the "Series A Purchase Agreement").

    In November 2000, The Nasdaq Stock Market Inc. ("Nasdaq") notified the Company that it was not in compliance with the net tangible assets maintenance criteria for continued listing on the Nasdaq National Market System. To achieve compliance with the net tangible assets maintenance criteria for continued listing on the Nasdaq National Market System, the Company negotiated with Pequot the exchange in a private placement transaction of the Series A Shares and the Series A Warrant for a new series of preferred stock with terms satisfying the Nasdaq net tangible assets maintenance criteria. Because this proposed transaction would ultimately involve the issuance by the Company of securities convertible into or exercisable for the Company's Common Stock equal to 20% or more of the Common Stock or voting power outstanding before the issuance and could result in a change of control of the Company, under Marketplace Rules 4350(i)(1)(B) and 4350 (i)(1)(D) of the Nasdaq Stock Market, the Company was required to obtain stockholder approval for this transaction, unless the Company was able to make a successful application to Nasdaq for an exception to this requirement.

    On March 13, 2001, the Company applied to Nasdaq for an exception (the "Nasdaq Waiver") to the stockholder approval requirement by showing that two of the Company's stockholders holding approximately 54% of the outstanding Common Stock of the Company would vote in favor of the proposed transaction if the Company were to hold a stockholders' meeting, thus assuring stockholder approval of the transaction. To provide the Company with working capital during the process of obtaining the Nasdaq Waiver, Pequot advanced $10 million in cash to the Company and forgave $150,000 owed to Pequot in exchange for promissory notes of the Company in the aggregate principal amount of $10.15 million (the "Notes"), each bearing interest at an annual rate of 7.0%. On May 1, 2001, Nasdaq approved the Company's application for an exception to the requirement to hold a stockholders' meeting.

    On June 5, 2001 we issued to Pequot 203,113 shares of our newly-issued Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred") and a warrant to purchase an additional 5,000 shares of Series A-1 Preferred (the "Series A-1 Warrant"). The Series A-1 Preferred and the Series A-1 Warrant were issued pursuant to a Preferred Stock Exchange and Purchase Agreement by and between us and Pequot (the "Series A-1 Purchase Agreement"). The Series A-1 Convertible Preferred Stock has a stated value of $100 per share and is convertible into Common Stock at $0.48237 per share.

    Pursuant to the Series A-1 Agreement, Pequot exchanged the Series A Preferred it purchased in September 2000, delivered to us for cancellation the Series A Warrant, and converted two promissory notes bearing interest at an annual rate of 7% in the aggregate amount of $10.15 million that were executed in exchange for the receipt of $10 million in cash and the forgiveness of $150,000 then owed to Pequot.

    Mr. Mendelson, a director of the Company, is a partner of Latham & Watkins, a law firm which provides legal services to the Company. Prior to May 2000, Mr. Mendelson was a senior partner of Cooley Godward LLP, a law firm which provided legal services to the Company since May 1999. The legal fees paid by the Company to each of Latham & Watkins and Cooley Godward LLP did not exceed 5% of either law firm's gross revenues for fiscal 2000.

    Mr. Rockefeller, a former director of the Company who resigned as a director of the Company in September 2000, was an attorney with Troop Steuber Pasich Reddick & Tobey, LLP, a law firm which provided legal services to the Company. The legal fees paid by the Company to Troop Steuber Pasich Reddick & Tobey, LLP did not exceed 5% of the law firm's gross revenues for fiscal 2000.

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors

                      Karol Pollock
                       Secretary

June 11, 2001

    A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2000 is available without charge upon written request to: Karol Pollock, Secretary, US SEARCH.com Inc., 5401 Beethoven Street, Los Angeles, CA 90066.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

US SEARCH.COM INC.

    US SEARCH.com Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

    1.  The Certificate of Incorporation of the Corporation is hereby amended by deleting Article IV, Paragraph A thereof in its entirety and inserting the following in lieu thereof:

  "A.  This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is one hundred fifty one million (151,000,000) shares. One hundred fifty million shares (150,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). One million (1,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001)."

    2.  The Certificate of Incorporation of the Corporation is hereby amended by deleting the phrase "to elect directors under specified circumstances" from Section 3.a. of Article V, Paragraph A.

    3.  The Certificate of Incorporation of the Corporation is hereby amended to add "or any Preferred Stock Designation" immediately after the phrase "Subject to any limitation imposed by law" and before the comma in Section 3.b. of Article V, Paragraph A.

    4.  The Certificate of Incorporation is hereby amended to add "or any Preferred Stock Designation" immediately after the phrase "except as provided in paragraph B of this Article VII" and before the comma in Article VII, Paragraph A.

    5.  The foregoing amendments were duly adopted in accordance with the provisions of Sections 242 and 228 (by the written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, US Search.com Inc. has caused this Certificate to be executed by its duly authorized officer, on this  day of      , 2001.

US SEARCH.COM INC.
By:

	Name:	Brent N. Cohen
	Title:	Chief Executive Officer

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EXHIBIT B

U.S. SEARCH.COM INC.

AMENDED AND RESTATED
1998 STOCK INCENTIVE PLAN

Amendment and Restatement:	approved by Board on February 26, 1999 approved by Stockholders on April 8, 1999
Amendment and Restatement:	approved by Board on January 31, 2000 and April 18, 2000 approved by Stockholders on reincorporation into Delaware effective June 21, 1999
Also Revised to Reflect:	906,782 for 1 stock split (via dividend) effective June 22, 1999

1.  DEFINITIONS.

    1.1  Definitions.

      (a)  "Award" shall mean an Option, which may be designated as a Nonqualified Stock Option or an Incentive Stock Option, a Stock Appreciation Right, a Restricted Stock Award or Performance Share Award, in each case granted under this Plan.

      (b)  "Award Agreement" shall mean a written agreement setting forth the terms of an Award.

      (c)  "Award Date" shall mean the date upon which the Committee took the action or committed to take the action granting an Award or such later date as is prescribed by the Committee.

      (d)  "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

      (e)  "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of a Participant's death.

      (f)  "Board" shall mean the Board of Directors of the Corporation.

      (g)  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (h)  "Commission" shall mean the Securities and Exchange Commission.

      (i)  "Committee" shall mean either the committee appointed by the Board, consisting of two or more members, each of whom is a Non-Employee Director, or the entire Board if each member is a Non-Employee Director (except as otherwise permitted under Rule 16b-3 promulgated under the Exchange Act), provided that, if there are two or more members of the Board who are "outside directors," within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder, then the Committee shall consist of only such members.

      (j)  "Common Stock" shall mean the Common Stock of the Corporation.

      (k)  "Company" shall mean, collectively, the Corporation and its Subsidiaries.

      (l)  "Corporation" shall mean US SEARCH.com Inc., a Delaware corporation, and its successors.

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      (m)  "Eligible Person" shall mean an employee, director, officer, key employee of the Company or any other person who, in the opinion of the board, is rendering valuable services to the Company, including without limitation an independent contractor, outside consultant or advisor to the Company.

      (n)  "Event" shall mean any of the following:

        (1) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

        (2) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities which are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of the Corporation;

        (3) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary; or

        (4) A Change in Control. A "Change in Control" shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than The Kushner-Locke Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or nomination for election by the Corporation's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

      (o)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      (p)  "Fair Market Value" shall mean (i) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (ii) if the stock is not listed or admitted to trade on a national securities exchange, the last price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (iii) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Report System, the mean between the closing bid and asked price for the stock on such date, as furnished by the NASD; (iv) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the values established by the Committee for purposes of granting Options under the Plan.

      (q)  "Non-Employee Director" shall mean a Non-Employee Director within the meaning of the applicable regulatory requirements promulgated under Section 16 of the Exchange Act as in effect from time to time.

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      (r)  "Incentive Stock Option" shall mean an option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions as are necessary to comply with that section.

      (s)  "Listing Date" shall mean the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of Section 25100(o) of the California Corporate Securities Law of 1968.

      (t)  "Nonqualified Stock Option" shall mean an option which is not designated as an Incentive Stock Option.

      (u)  "Option" shall mean an option to purchase Common Stock under this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

      (v)  "Participant" shall mean an Eligible Person, who has been awarded an Award.

      (w)  "Performance Share Award" shall mean an award of shares of Common Stock, issuance of which is contingent upon attainment of performance objectives specified by the Committee.

      (x)  "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant by legal proceeding or otherwise the power to exercise the rights and receive the benefits specified in this Plan.

      (y)  "Plan" shall mean the US SEARCH.com Inc. Company 1998 Stock Incentive Plan as in effect from time to time.

      (z)  "Restricted Stock" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the related Award Agreement.

      (aa)  "Restricted Stock Award" shall mean an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

      (bb)  "Retirement" shall mean retirement as defined in termination of employment with the Company pursuant to the Company's retirement policy, as in effect from time to time.

      (cc)  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

      (dd)  "Stock Appreciation Right" shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, determined as provided in Section 4.3(a).

      (ee)  "Subsidiary" shall mean any corporation or other entity a majority or more of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

      (ff)  "Tax-Offset Bonus" shall mean a bonus payable pursuant to a disqualifying disposition of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, determined as provided in Section 3.6.

      (gg)  "Ten-Percent Shareholder" shall mean an individual who, at the time an Incentive Stock Options is granted, owns stock possessing more than ten percent of the total combined voting

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  power of all classes of stock of the Corporation or of its parent or subsidiary corporation, within the meaning of Section 422 of the Code.

      (hh)  "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

2.  THE PLAN.

    2.1  Purpose.  The purpose of this Plan is to promote the success of the Company by providing an additional means to attract and retain key personnel through added long term incentives for high levels of performance and for significant efforts to improve the financial performance of the Company by granting Awards.

    2.2  Administration.

      (a) This Plan shall be administered by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or the written consent of a majority of its members. In the event action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature. The Committee may delegate administrative functions to individuals who are officers or employees of the Company (other than functions which are required to be performed by the Committee pursuant to regulations promulgated under Section 16 of the Exchange Act or Section 162(m) of the Code and the regulations promulgated thereunder).

      (b) Subject to the express provisions of this Plan, the Committee shall have the authority to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, to further define the terms used in this Plan, to prescribe, amend and rescind rules and regulations relating to the administration of this Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of this Plan and to make all other determinations necessary or advisable for the administration of this Plan. The determinations of the Committee on the foregoing matters shall be conclusive.

      (c) Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters related to this Plan.

      (d) Subject to the requirements of Section 1.1(i), the Board, at any time it so desires, may increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise.

    2.3  Participation.  Awards may be granted only to Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.

    2.4  Stock Subject to the Plan.  The stock to be offered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards granted under this Plan shall not exceed 5,500,650 shares, subject to adjustment as set forth in Section 7.2. If any Option and any related Stock

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Appreciation Right shall lapse or terminate without having been exercised in full, or any Common Stock subject to a Restricted Stock Award shall not vest or any Common Stock subject to a Performance Share Award shall not have been transferred, the unpurchased shares subject thereto shall again be available for purposes of this Plan; provided, however, that the counting of shares subject to Awards granted under this Plan against the number of shares available for further Awards shall in all cases conform to the requirements of Rule 16b-3 under the Exchange Act; and provided, further, that with respect to any Option and any Stock Appreciation Right granted to any Eligible Person who is a "covered employee," as defined in Section 162(m) of the Code and the regulations promulgated thereunder, that is canceled, the number of shares subject to such Option and Stock Appreciation Right shall continue to count against the maximum number of shares which may be the subject of Options and Stock Appreciation Rights granted to such Eligible Person. For purposes of the preceding sentence, if, after the grant, the exercise price of an Option and/or the base amount of any Stock Appreciation Rights is reduced, such reduction shall be treated as a cancellation of such Option and Stock Appreciation Right, and the grant of a new Option and Stock Appreciation Right, as applicable, and both such deemed cancellation and grant shall reduce the maximum number of shares for which Options and Stock Appreciation Rights may be granted to the holder of such Option and Stock Appreciation Right, to the extent required by Section 162(m) of the Code and the regulations promulgated thereunder.

    2.5  Grant of Awards.  Subject to the express provisions of the Plan, and subject to disapproval by the Board, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan shall be granted, the terms of Awards (which need not be identical) and the number of shares of Common Stock subject to each Award; provided, however, that no Eligible Person may be granted Options and Stock Appreciation Rights relating in the aggregate to more than 1,813,564 shares of Common Stock (subject to adjustment as provided in Section 7.2) in any one year period; and provided, further, that any shares of Common Stock relating to Stock Appreciation Rights granted concurrently with one or more Options in accordance with Section 4.1 shall only be counted once for purposes of such limit. Each Award shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions established by the Committee as are not inconsistent with the purpose and provisions of the Plan. The grant of an Award is made on the Award Date.

    2.6  Exercise of Awards.  An option or Stock Appreciation Right shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with payment of the purchase price made in accordance with Section 3.2(a), except to the extent payment may be permitted to be made following delivery of written notice of exercise in accordance with Section 3.2(b). Notwithstanding any other provision of this Plan, the Committee may impose, by rule and in Award Agreements, such conditions upon the exercise of Awards (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including without limitation Rule 16b-3 (or any successor rule) promulgated by the Commission pursuant to the Exchange Act.

3.  OPTIONS.

    3.1  Grants.  One or more Options may be granted to any Eligible Person. Each Option so granted shall be designated by the Committee as either a Nonqualified Stock Option or an Incentive Stock Option.

    3.2  Option Price.

      (a) The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Ten Percent Shareholder) of the Fair Market Value of the Common Stock on the date the Incentive Stock Option is granted. The purchase price of any shares

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  purchased shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash, or by certified or cashier's check payable to the order of the Corporation, (ii) if authorized by the Committee or specified in the Option being exercised, by a promissory note made by the Participant in favor of the Corporation, upon the terms and conditions determined by the Committee but at a rate of interest at least equal to the imputed interest specified under Section 483 or Section 1274, whichever is applicable, of the Code, and secured by the Common Stock issuable upon exercise in compliance with applicable law (including, without limitation, state corporate law and federal margin requirements), or (iii) by shares of Common Stock of the Corporation already owned by the Participant. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

      (b) In addition to the payment methods described in subsection (a), the Option may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds necessary to pay the exercise price and, unless otherwise allowed by the Committee, any applicable tax withholding under Section 7.6. The Corporation shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor.

    3.3  Option Period.  Each Option and all rights or obligations thereunder shall expire on such date as shall be determined by the Committee, but not later than 10 years after the Award Date of an Incentive Stock Option (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder) or 10 years and one day after the Award Date of a Nonqualified Stock Option, and shall be subject to earlier termination as hereinafter provided.

    3.4  Exercise of Options.  Except as otherwise provided in Section 7.4, an Option may become exercisable, in whole or in part, on the date or dates specified in the Award Agreement and thereafter shall remain exercisable until the expiration or earlier termination of the Participant's Option. The Committee may, at any time after grant of the Option and from time to time, increase the number of shares purchasable at any time so long as the total number of shares subject to the Option is not increased. No Option shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not less than 10 shares of Common Stock may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the option.

    3.5  Limitations On Grant of Incentive Stock Options.

      (a) The aggregate Fair Market Value (determined as of the Award Date) of the Common Stock for which Incentive Stock Options may first become exercisable by any Participant during any calendar year under this Plan (other than as a result of acceleration pursuant to Section 7.4 or 7.2), together with that of common stock subject to incentive stock options first exercisable by such Participant under any other plan of the Corporation, its "parent corporation" or any "subsidiary corporation," as those terms are defined in Section 424 of the Code, shall not exceed $100,000. To the extent such limitation is exercised as a result of acceleration (or any other reason), Options shall be treated as Nonqualified Stock Options.

      (b) There shall be imposed in the Award Agreement relating to Incentive Stock Options such terms and conditions as are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

      (c) No Incentive Stock Option may be granted to any Ten Percent Shareholder unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the

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  Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

      (d) No Incentive Stock Option may be granted to any person who is not an employee of the Company or any subsidiary corporation as such term is defined in Section 424 of the Code.

    3.6  Additional Rights.  In its discretion the Committee may, in the Award Agreement, provide for a Tax-Offset Bonus to any Participant who elects to make a disqualifying disposition (as defined in Section 422(a)(1) of the Code) of Common Stock acquired pursuant to the exercise of an Incentive Stock Option. The Tax-Offset bonus shall be in the form of a cash payment equal to a percentage of the difference between the exercise price and the lesser of (i) the Fair Market Value on the date of exercise of the Common Stock with respect to which the disqualifying disposition occurs or (ii) the amount realized from such disqualifying disposition. Such percentage shall be set out in the Award Agreement and shall be designed to offset the impact of additional taxes which result from the disqualifying disposition. Notwithstanding the preceding sentence, the Committee may reserve the right to from time to time change the percentage applicable with respect to the Award Agreement. Notwithstanding the foregoing, no Award Agreements entered into after the Listing Date may provide for a Tax-Offset Bonus to any Participant.

4.  STOCK APPRECIATION RIGHTS.

    4.1  Grants.  In its discretion, the Committee may grant Stock Appreciation Rights concurrently with the grant of Options. A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option. A Stock Appreciation Right shall entitle the Participant who holds the related Option, upon exercise of the Stock Appreciation Right and surrender of the related Option, or portion thereof, to the extent the Stock Appreciation Right and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Section 4.3. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder. In its discretion, the Committee may also grant Stock Appreciation Rights independently of any Option subject to such conditions as the Committee may in its absolute discretion provide.

    4.2  Exercise of Stock Appreciation Rights.

      (a) A Stock Appreciation Right granted concurrently with an Option shall be exercisable only at such time or times, and to the extent, that the related Option shall be exercisable and only when the Fair Market Value of the stock subject to the related Option exceeds the exercise price of the related Option.

      (b) In the event that a Stock Appreciation Right granted concurrently with an Option is exercised, the number of shares of Common Stock subject to the related Option shall be charged against the maximum amount of Common Stock that may be issued or transferred pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall be reduced by such number of shares.

      (c) If a Stock Appreciation Right granted concurrently with an Option extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right. The number of shares subject to unexercised SARs may also be reduced proportionately.

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      (d) A Stock Appreciation Right granted independently of any Option shall be exercisable pursuant to the Terms of the Award Agreement.

      (e) In order to achieve the Plan's objective of encouraging ownership of the Common Stock, the Committee may require the Stock Appreciation Rights can only be exercised if the Participant uses all or a portion of any cash received upon exercise of the Stock Appreciation Right to concurrently exercise all or a portion of the Option he or she holds.

    4.3  Payment.

      (a) Upon exercise of a Stock Appreciation Right and surrender of an exercisable portion of the related option, the Participant shall be entitled to receive payment of an amount determined by multiplying

        (i)  The difference obtained by subtracting the exercise price per share of Common Stock under the related option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

        (ii) The number of shares with respect to which the Stock Appreciation Right shall have been exercised.

      (b) The Committee, in its sole discretion, may settle the amount determined under paragraph (a) above solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. In any event, cash shall be paid in lieu of fractional shares. Absent a determination to the contrary, all Stock Appreciation Rights shall be settled in cash as soon as practicable after exercise. The exercise price for the Stock Appreciation Right shall be the exercise price of the related Option. Notwithstanding the foregoing, the Committee may, in the Award Agreement, determine the maximum amount of cash or stock or a combination thereof which may be delivered upon exercise of a Stock Appreciation Right.

      (c) Upon exercise of a Stock Appreciation Right granted independently of any Option, the Participant shall be entitled to receive payment in cash of an amount based on a percentage, specified in the Award Agreement, of the difference obtained by subtracting the Fair Market Value per share of Common Stock on the Award Date from the Fair Market Value per share of Common Stock on the date of exercise of the Stock Appreciation Right.

5.  RESTRICTED STOCK AWARDS.

    5.1  Grants.  Subject to Section 2.4, the Committee may, in its discretion grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the price, if any, to be paid for such shares by the Participant and the restrictions imposed on such shares. Shares of Restricted Stock shall be evidenced by a stock certificate registered only in the name of the Participant, which stock certificate shall bear a legend making appropriate reference to the restrictions imposed and shall be held by the Corporation until the restrictions on such shares shall have lapsed and those shares shall have thereby vested.

    5.2  Restrictions.

      (a) Shares of Common Stock included in Restricted Stock Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested.

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      (b) Participants receiving Restricted Stock shall be entitled to dividend and voting rights for the shares issued even though they are not vested, provided that such rights shall terminate immediately as to any forfeited Restricted Stock.

      (c) In the event that the Participant shall have paid cash in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned upon a forfeiture (with or without an earnings factor).

6.  PERFORMANCE SHARE AWARDS.

    6.1  Grants.  The Committee may, in its discretion, grant Performance Share Awards to Eligible Persons based upon such factors as the Committee shall determine. A Performance Share Award Agreement shall specify the number of shares of Common Stock subject to the Performance Share Award, the price, if any, to be paid for such shares by the Participant and the conditions upon which issuance to the Participant shall be based.

7.  OTHER PROVISIONS.

    7.1  Rights of Eligible Persons, Participants and Beneficiaries.

      (a) Status as an Eligible Person shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

      (b) Nothing contained in this Plan (or in Award Agreements or in any other documents related to this Plan or to Awards) shall confer upon any Eligible Person or Participant any right to continue in the employ of the Company or constitute any contract or agreement of employment, or interfere in any way with the right of the Company to reduce such person's compensation or to terminate the employment of such Eligible Person or Participant, with or without cause, but nothing contained in this Plan or any document related thereto shall affect any other contractual right of any Eligible Person or Participant.

      (c) Amounts payable pursuant to an Award shall be paid only to the Participant or, in the event of the Participant's death, to the Participant's Beneficiary or, in the event of the Participant's Total Disability, to the Participants Personal Representative or, if there is none, to the Participant. Other than by will or the laws of descent and distribution, no benefit payable under, or interest in, this Plan or in any Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be, in any manner, liable for, or subject to, debts, contracts, liabilities, engagements or torts of any Eligible Person, Participant or Beneficiary. The Committee shall disregard any attempted transfer, assignment or other alienation prohibited by the preceding sentence and shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of this Plan.

      (d) No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Company by reason of any Award granted hereunder. Neither the provisions of this Plan (or of any documents related hereto), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

    7.2  Adjustments Upon Changes in Capitalization.

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      (a) If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number or kind of shares or securities of the Corporation through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to Awards. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, paid in connection with Restricted Stock Awards or Performance Share Awards shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised but with a corresponding adjustment in the price for each share. Corresponding adjustments shall be made with respect to Stock Appreciation Rights based upon the adjustments made to the Options to which they are related or, in the case of Stock Appreciation Rights granted independently of any Option, based upon the adjustments made to Common Stock.

      (b) Upon the dissolution or liquidation of the Corporation, the Plan shall terminate, and any outstanding Awards shall terminate and be forfeited.

      (c) Upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation which occurs prior to the Listing Date, the Plan shall terminate, and any outstanding Awards shall terminate and be forfeited. Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards of awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Awards shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards.

      (d) After the Listing Date, in the event of a (i) a sale, lease or other disposition of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Awards outstanding under the Plan or shall substitute similar awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this subsection 7.2(d) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Awards or to substitute similar awards for those outstanding under the Plan, then with respect to Awards held by Participants whose employment by the Company has not terminated, the vesting of such Awards (and, if applicable, the time during which such Awards may be exercised) shall be accelerated in full, and the Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Awards outstanding under the Plan, such Awards shall terminate if not exercised (if applicable) prior to such event.

      (e) In adjusting Awards to reflect the changes described in this Section 7.2, or in determining that no such adjustment is necessary, the Board may rely upon the advice of independent counsel and accountants of the Corporation, and the determination of the Board shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

    7.3  Termination of Employment.

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      (a) If the Participant's employment by the Company terminates for any reason other than Retirement, death or Total Disability, the Participant shall have, subject to earlier termination pursuant to or as contemplated by Section 3.3, three months from the date of termination of employment to exercise any Option to the extent it shall have become exercisable on that date, and any option not exercisable on that date shall terminate. Notwithstanding the preceding sentence, in the event the Participant is discharged for cause as determined by the Committee in its sole discretion, all Options shall lapse immediately upon such termination of employment.

      (b) If the Participant's employment by the Company terminates as a result of Retirement or Total Disability, the Participant or Participant's Personal Representative, as the case may be, shall have, subject to earlier termination pursuant to or as contemplated by Section 3.3, 12 months from the date of termination of employment (or 3 months from the date of termination of employment as a result of Retirement with respect to an Incentive Stock Option) to exercise any Option to the extent it shall have become exercisable by that date, and any Option not exercisable on that date shall terminate.

      (c) If the Participant's employment by the Company terminates as a result of death while the Participant is employed by the Company or during the 12 month period referred to in subsection (b) above, the Participant's Option shall be exercisable by the Participant's Beneficiary, subject to earlier termination pursuant to or as contemplated by Section 3.3, during the 12 month period or such shorter period as is provided in the Award Agreements following the Participant's death, as to all or any part of the shares of Common Stock covered thereby including all shares as to which the option would not otherwise be exercisable.

      (d) Each Stock Appreciation Right granted concurrently with an Option shall have the same termination provisions and exercisability periods as the Option to which it relates. The termination provisions and exercisability periods of any Stock Appreciation Right granted independently of an Option shall be established in accordance with Section 4.2(d). The exercisability period of a Stock Appreciation Right shall not exceed that provided in Section 3.3 or in the related Award Agreement and the Stock Appreciation Right shall expire at the end of such exercisability period.

      (e) In the event of termination of employment with the Company for any reason, (i) shares of Common Stock subject to the Participant's Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant's Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

      (f)  In the event of termination of employment with the Company for any reason, other than discharge for cause, the Committee may, in its discretion, increase the portion of the Participant's Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or extend the time of exercise of the rights granted hereunder (subject to Section 3.3 hereto), upon such terms as the Committee shall determine.

      (g) If an entity ceases to be a Subsidiary, such action shall be deemed for purposes of this Section 7.3 to be a termination of employment of each employee of that entity.

      (h) Upon forfeiture of a Restricted Stock Award pursuant to this Section 7.3, the Participant, or his or her Beneficiary or Personal Representative, as the case may be, shall transfer to the Corporation the portion of the Restricted Stock Award not vested at the date of termination of employment, without payment of any consideration by the Company for such transfer unless the Participant paid a purchase price in which case repayment, if any, of that price shall be governed by the Award Agreement. Notwithstanding any such transfer to the Corporation, or failure, refusal or neglect to transfer, by the Participant, or his or her Beneficiary or Personal Representative, as

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  the case may be, such nonvested portion of any Restricted Stock Award shall be deemed transferred automatically to the Corporation on the date of termination of employment. The Participant's original acceptance of the Restricted Stock Award shall constitute his or her appointment of the Corporation and each of its authorized representatives as attorney(s)-in-fact to effect such transfer and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with such transfer.

    7.4  Acceleration of Awards.  Unless prior to an Event (including by agreement set forth in the Award Agreement) the Committee determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated, upon the occurrence of an Event (i) each Option and each Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions and (iii) the number of shares covered by each Performance Share Award shall be issued to the Participant. Notwithstanding the foregoing, Awards granted after the Listing Date shall not accelerate upon the occurrence of an Event except as provided in Section 7.2(d).

    7.5  Government Regulations.  This Plan, the granting of Awards under this Plan and the issuance or transfer of shares of Common Stock (and/or the payment of money) pursuant thereto are subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency (including without limitation "no action" positions of the Commission) which may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, no Awards may be granted under this Plan, and no shares shall be issued by the Corporation, nor cash payments made by the Corporation, pursuant to or in connection with any such Award, unless and until, in each such case, all legal requirements applicable to the issuance or payment have, in the opinion of counsel to the Corporation, been complied with. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Corporation, give assurances satisfactory to counsel to the Corporation in respect of such matters as the Corporation may deem desirable to assure compliance with all applicable legal requirements.

    7.6  Tax Withholding.

      (a) Upon the disposition by a Participant or other person of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon the exercise of a Nonqualified Stock Option, the exercise of a Stock Appreciation Right, the vesting of a Restricted Stock Award, the payment of a Performance Share Award or payment of a Tax-Offset Bonus, the Company shall have the right to (i) require such Participant or such other person to pay by cash, or certified or cashiers check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions or (ii) deduct from amounts paid in cash the amount of any taxes which the Company may be required to withhold with respect to such cash amounts. The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Participant may elect, pursuant to such rules as the Committee may establish, to have the Company reduce the number of such shares issued or transferred by the appropriate number of shares to accomplish such withholding; provided, the Committee may impose such conditions on the payment of any withholding obligations as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 promulgated by the Commission pursuant to the Exchange Act.

      (b) The Committee may, in its discretion, permit a loan from the Company to a Participant in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received pursuant to a transaction described in subsection (a) above. Such a

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  loan will be for a term, at a rate of interest and pursuant to such other terms and rules as the Committee may establish.

    7.7  Amendment, Termination and Suspension.

      (a) The Board shall have the authority at any time to terminate or, from time to time, amend or modify or suspend this Plan (or any part hereof) without obtaining shareholder approval to the fullest extent permitted by Rule 16b-3 (or any successor rule) promulgated by the Commission pursuant to the Exchange Act, except to the extent the Board determines that such shareholder approval is required or is made advisable by other applicable law or regulation (including, without limitation, Section 162(m) of the Code and the regulations promulgated thereunder), in which case such amendment shall be effective once approved by the Board and a majority of the shareholders. In addition, the Committee may, from time to time, amend or modify any provision of this Plan except Section 7.4 and, with the consent of the Participant, make such modifications of the terms and conditions of such Participant's Award as it shall deem advisable. The Committee, with the consent of the Participant, may also amend the terms of any Option to provide that the Option price of the shares remaining subject to the original Award shall be reestablished at a price established on the effective date of the amendment. No modification of any other term or provision of any option which is amended in accordance with the foregoing shall be required, although the Committee may, in its discretion, make such further modifications of any such option as are not inconsistent with or prohibited by the Plan. No Awards may be granted during any suspension of this Plan or after its termination.

      (b) In the case of Awards issued before the effective date of any amendment, suspension or termination of this Plan, such amendment, suspension or termination of the Plan shall not, without specific action of the Board or the Committee and the consent of the Participant, in any way modify, amend, alter or impair any rights or obligations under any Award previously granted under the Plan.

    7.8  Privileges of Stock Ownership; Nondistributive Intent.  A Participant shall not be entitled to the privilege of stock ownership as to any shares of Common Stock not actually issued to him. Upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act, relating to such issued and transferred Common Stock and there is available for delivery a prospectus meeting the requirements of Section 10 of the Securities Act, the Common Stock may be issued and transferred to the Participant only if he represents and warrants in writing to the Corporation that the shares are being acquired for investment and not with a view to the resale or distribution thereof. No shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of exchanges upon which any Common Stock of the Corporation may be listed).

    7.9  Effective Date of the Plan.  This Plan has been approved by unanimous consent of the entire Board of the Kushner-Locke Company, the Corporation's eighty percent (80%) shareholder, and approved by the Board of the Corporation and by the Shareholders, and is effective July 23, 1998.

    7.10  Term of the Plan.  Unless previously terminated by the Board, this plan shall terminate at the close of business on June 1, 2008, and no Awards shall be granted under it thereafter, but such termination shall not affect any Award theretofore granted.

    7.11  Governing Law.  This Plan and the documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue to be fully effective.

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FIRST AMENDMENT TO THE AMENDED
AND RESTATED 1998 STOCK INCENTIVE PLAN OF US SEARCH.com INC.

    This First Amendment to the Amended and Restated 1998 Stock Incentive Plan of US SEARCH.com Inc., a Delaware corporation (the "Company"), is adopted by the Company as of September 7, 2000.

RECITALS

    WHEREAS, the Company maintains the Amended and Restated 1998 Stock Incentive Plan of the Company, effective July 23, 1998 (the "Plan"); and

    WHEREAS, the Company contemplates entering into a stock purchase agreement with Pequot Private Equity Fund II, L.P., a Delaware limited partnership (as amended, the "Purchase Agreement"); and

    WHEREAS, in connection with the execution of the Purchase Agreement, the Company wishes to amend the Plan to increase the number of authorized shares available under the Plan; and

    WHEREAS, this First Amendment shall become effective only upon the consummation of the closing of the Purchase Agreement; and

    WHEREAS, pursuant to Section 7.7(a) of the Plan, the Plan may be amended by the Board of Directors of the Company (the "Board") from time to time.

    NOW, THEREFORE, BE IT RESOLVED, that the Plan shall be, and hereby is, amended as follows:

    1.  The second sentence of Section 2.4 of the Plan shall be, and hereby is, deleted in its entirety and replaced with the following sentence:

  "The aggregate amount of Common Stock that may be issued or transferred pursuant to Awards granted under this Plan shall not exceed 12,000,650 shares, subject to adjustment as set forth in Section 7.2."

    2.  Section 7.7 of the Plan shall be, and hereby is, amended by adding a new subsection (c), reading in its entirety as follows:

  "(c) In the event that the Board adopts an amendment increasing either the maximum number of shares of common stock available under the Plan pursuant to Section 2.4 of the Plan or the maximum number of Awards that may be issued to any Eligible Person in any one year pursuant to Section 2.5 of the Plan, Awards may be granted or awarded prior to shareholder approval of such amendment; provided, however, that such Awards shall not be exercisable prior to the date the amendment is approved by the shareholders and provided further that if such approval has not been obtained within twelve (12) months after the date of the Board's approval of the amendment, all Awards previously granted or awarded subject to shareholder approval, as provided in the Award Agreement, shall thereupon be canceled and become null and void."

    3.  The first sentence of Section 2.5 of the Plan shall be, and hereby is, deleted in its entirety and replaced with the following sentence:

  "2.5  Grant of Awards.  Subject to the express provisions of the Plan, and subject to disapproval by the Board, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan shall be granted, the terms of Awards (which need not be identical) and the number of shares of Common Stock subject to each Award; provided, however, that no Eligible Person may be granted Options and Stock Appreciation Rights relating in the aggregate to more than 4,000,000 shares of Common Stock (subject to adjustment as provided in Section 7.2) in any one year period; and provided, further, that any shares of Common Stock relating to Stock Appreciation Rights granted concurrently with one or more Options in accordance with Section 4.1 shall only be counted once for purposes of such limit."

    4.  This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.

    5.  Except as set forth herein, the Plan shall remain in full force and effect.

    I hereby certify that this First Amendment to the Plan was duly adopted by the Board of Directors of the U.S. SEARCH.com Inc. on September 7, 2000.

By:

Name:
Title:

U.S. SEARCH.COM, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose:

    The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of U.S. Search.com, Inc., a Delaware corporation (the "Company"), shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide the Board with the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of signicant financial matters that require the Board's attention.

Composition:

    The Committee shall be comprised of a minimum of three or more members of the Board, at least two of whom shall be non-employee directors. The members of the Committee will be appointed by, and serve at, the discretion of the Board.

Functions and Authority:

    The operation of the Committee shall be subject to the provisions of the Bylaws of the Company, as in effect from time to time, and to Section 141 of the Delaware General Corporation Law. The Committee shall have the full power and authority to carry out the following responsibilities:

    1.  To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

    2.  To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

    3.  To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

    4.  To review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements or other disclosures.

    5.  To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

    6.  To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

    7.  To review the Company's balance sheet, profit and loss statement and statements of cash flows and shareholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

    8.  To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors. To assist in this review, obtain from the independent auditors on an annual basis a written communication delineating all of their relationships and professional services, as required by the Independence Standards Board No. 1, Independence Discussion with Audit Committees.

    9.  To consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

    10. To investigate, review and report to the Board, the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

    11. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

Meetings:

    The Committee will hold at least one regular meeting per year and additional meetings as the Committee deems appropriate. The Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer of the Company may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee.

Minutes and Reports:

    Minutes of each meeting shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Committee shall report to the Board from time to time, or whenever so requested by the Board.

FORM OF PROXY

ANNUAL MEETING OF STOCKHOLDERS
Wednesday, July 25, 2001 3:30 p.m.
The Marina del Rey Hotel 13534 Bali Way Marina Del Rey, CA 90292

5401 Beethoven Street Los Angeles, CA 90066	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on July 25, 2001.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2 and 3.

By signing this proxy, you revoke all prior proxies and appoint Brent N. Cohen and Peter Frank, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

There are two ways to vote your Proxy	COMPANY#
CONTROL#

Your Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET — http://www.eproxy.com/srch/

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Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on July 20, 2000.

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You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to US SEARCH.com Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet, please do not mail your Proxy Card

Please detach here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2 AND 3.

1.	To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 150,000,000.	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
2.	To elect one Common Stock director, Thomas Patterson, to hold office until the 2004 Annual Meeting of Stockholders.	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
3.
	To approve an amendment to the Company's Amended and Restated 1998 Stock Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 7,500,000 Shares.	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
4.	To approve an amendment to the Company's 1999 Directors Plan to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 500,000 shares.	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN
5.	To ratify the selection of PricewaterhouseCoopers, LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.	/ /	FOR	/ /	AGAINST	/ /	ABSTAIN

THIS PROXY WHEN PROPERLY RECEIVED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box / /
Indicate changes below:	DATE:

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SIGNATURE(S) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1 TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
PROPOSALS 2 AND 3 ELECTION OF DIRECTORS
PROPOSAL 4 APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
PROPOSAL 5 APPROVAL OF THE 1999 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN, AS AMENDED
PROPOSAL 6 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
EMPLOYMENT, SEVERANCE, AND CHANGE OF CONTROL AGREEMENTS
REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN TRANSACTIONS
OTHER MATTERS
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF US SEARCH.COM INC.
U.S. SEARCH.COM INC. AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
FIRST AMENDMENT TO THE AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN OF US SEARCH.com INC.
U.S. SEARCH.COM, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS